UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

Impax Laboratories, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 476-2000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2010, Mr. Oh Kim Sun, a member of the Company’s board of directors since 1999, notified the board that he would not stand for re-election to the board at the Company’s 2010 annual meeting of stockholders. Mr. Oh has agreed to join the board of directors of the Company’s Taiwan subsidiary.

Item 8.01 Other Events.

On March 19, 2010, the Company and Wachovia Bank, National Association entered into a Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of December 15, 2005, as amended, which extended the termination date of the agreement from March 31, 2010 to June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2010

IMPAX LABORATORIES, INC.

By: /s/ Arthur A. Koch, Jr.
Name: Arthur A. Koch, Jr.
Title: Senior Vice President, Finance, and
Chief Financial Officer

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